Exhibit 99.2

Table 1: PG&E Corporation Business Priorities 2009

• Improve reliability

• Improve safety and human performance

• Deliver on budget, on plan, and on purpose

• Drive customer satisfaction

• Champion effective regulatory and legislative policies

Table 2: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP)
Second Quarter and Year-to-Date, 2009 vs. 2008
(in millions, except per share amounts)

	Three months ended June 30,				Six months ended June 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2009	2008	2009	2008	2009	2008	2009	2008

PG&E Corporation Earnings from Operations (1)	$315	$293	$0.83	$0.80	$561	$517	$1.49	$1.42
Items Impacting Comparability: (2)
Tax refund (3)	56	-	0.15	-	56	-	0.15	-
Recovery of hydro divestiture costs (4)	28	-	0.07	-	28	-	0.07	-
Accelerated work on gas system (5)	(11)	-	(0.03)	-	(16)	-	(0.04)	-
PG&E Corporation Earnings on a GAAP basis	$388	$293	$1.02	$0.80	$629	$517	$1.67	$1.42

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the three and six months ended June 30, 2009, PG&E Corporation recognized $56 million, after-tax, for the interest benefit related to the federal tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the three and six months ended June 30, 2009, PG&E Corporation recognized $28 million, after-tax, related to the California Public Utilities Commission’s ("CPUC") authorized recovery of costs incurred in connection with efforts to determine the market value of hydroelectric generation facilities in 2000-2001.

5.
For the three and six months ended June 30, 2009, PG&E Corporation incurred $11 million and $16 million, respectively, after-tax, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

Table 3: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Second Quarter and Year-to-Date, 2009 vs. 2008
(in millions)

	Three months ended June 30,		Six months ended June 30,

	Earnings		Earnings
	2009	2008	2009	2008
Pacific Gas and Electric Company Earnings from Operations (1)	$314	$309	$555	$542
Items Impacting Comparability: (2)
Tax Refund (3)	56	-	56	-
Recovery of hydro divestiture costs (4)	28	-	28	-
Accelerated work on gas system (5)	(11)	-	(16)	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$387	$309	$623	$542

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized $56 million, after-tax, for the interest benefit related to the federal tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized $28 million, after-tax, related to the CPUC’s authorized recovery of costs incurred in connection with efforts to determine the market value of hydroelectric generation facilities in 2000-2001.

5.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company incurred $11 million and $16 million, respectively, after-tax, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

Table 4: PG&E Corporation Earnings per Common Share ("EPS") from Operations
Second Quarter and Year-to-Date, 2009 vs. 2008
($/Share, Diluted)

Q2 2008 EPS from Operations (1)	$0.80

Increase in rate base revenues	0.06
Miscellaneous items	0.02

Environmental remediation	(0.02)
Increase in shares outstanding	(0.03)
Q2 2009 EPS from Operations (1)	$0.83

Q2 2008 YTD EPS from Operations (1)	$1.42

Increase in rate base revenues	0.13
Storm and outage expenses (2)	0.07

Severance	(0.01)
Environmental remediation	(0.02)
Uncollectibles expense, net	(0.02)
Increase in shares outstanding	(0.04)
Miscellaneous items	(0.04)
Q2 2009 YTD EPS from Operations (1)	$1.49

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.
2.	Costs incurred due to storms and outages in 2008 with no similar costs in 2009.

Table 5: PG&E Corporation Share Statistics
Second Quarter, 2009 vs. 2008
(shares in millions, except per share amounts)

	Second Quarter 2009	Second Quarter 2008	% Change

Common Stock Data

Book Value per share – end of period (1)	$25.77	$23.66	8.92%

Weighted average common shares outstanding, basic	368	356	3.37%
Employee share-based compensation	1	1	0%
Weighted average common shares outstanding, diluted	369	357	3.36%
9.5% Convertible Subordinated Notes (participating securities)	17	19	(10.53%)
Weighted average common shares outstanding and participating securities, diluted	386	376	2.66%

1.    Common shareholders’ equity per common share outstanding at period end (includes the effect of participating securities).

Source:  PG&E Corporation’s Condensed Consolidated Financial Statements and the Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 6: Operational Performance Metrics
Second Quarter Year-to-Date Actual 2009 vs. Targets 2009

			2009
		Percentage Weight (1)	Q2 YTD Actual	Q2 YTD Target	EOY Target

1.	Earnings From Operations (in millions)	50%	$561	See note (2)	See note (2)

2.	Customer Satisfaction & Brand Health Index (RI)	17.5%	76.8	76.1	76.1

3.	Reliable Energy Delivery	17.5%	1.171	1.000	1.000

4.	Employee Engagement Premier Survey	5%	See note (3)	See note (3)	69.5%

5.	Safety Performance	10%	2.661	2.755	2.755

1. Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

2. Internal target not publicly disclosed but is consistent with publicly disclosed guidance for 2009 EPS from operations of $3.15-$3.25.

3. The Employee Engagement Premier Survey will be administered in December 2009 with results available in February 2010.

DEFINITIONS OF 2009 OPERATIONAL PERFORMANCE METRICS FROM TABLE 6:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 2 and 3 above.

The 2009 target for earnings from operations is not publicly reported but is consistent with PG&E Corporation’s publicly disclosed guidance range provided for 2009 EPS from operations of $3.15-$3.25.  For a reconciliation of 2009 EPS guidance on an earnings from operations basis to a GAAP basis, see Table 8.

2.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with PG&E’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the PG&E brand, and measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding PG&E’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.

3.	Reliable Energy Delivery:

Reliable Energy Delivery Index is a composite of three categories outlined below.  Overall, these metrics provide a balanced view on the number and duration of electric system unplanned interruptions and performance improvement in the resurvey of the gas system.
1. System Average Interruption Frequency Index (SAIFI)
2. Customer Average Interruption Duration Index (CAIDI)
3. Gas Leak Re-Survey

4.	Employee Engagement Premier Survey:

The average overall employee engagement score provides a comprehensive metric that is derived by averaging the percent favorable responses from 40 core survey items.

5.	Safety Performance:

The Occupational Safety & Health Administration (OSHA) Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures that (1) satisfy OSHA requirements for recordability, and (2) occur in the current year.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees.

Table 7: Pacific Gas and Electric Company Operating Statistics
Second Quarter and Year-to-Date, 2009 vs. 2008

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Electric Sales (in millions kWh)
Residential	7,080	6,999	14,750	15,096
Commercial	8,178	8,341	15,572	16,441
Industrial	3,645	4,029	7,160	7,678
Agricultural	1,622	1,521	2,341	2,215
BART, public street and highway lighting	205	178	410	419
Other electric utilities	-	-	-	-
Sales from Energy Deliveries	20,730	21,068	40,233	41,849

Total Electric Customers at June 30			5,135,192	5,128,344

Bundled Gas Sales (in millions MCF)
Residential	39	40	120	129
Commercial	13	14	33	38
Total Bundled Gas Sales	52	54	153	167
Transportation Only	109	123	236	272
Total Gas Sales	161	177	389	439

Total Gas Customers at June 30			4,268,352	4,267,579

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,871	4,532	8,062	7,859
Hydro (net)	2,564	1,954	4,633	4,025
Fossil	629	128	1,333	282
Total Utility Generation	8,064	6,614	14,028	12,166
Purchased Power
Qualifying Facilities	3,642	4,227	7,282	8,305
Irrigation Districts	1,054	681	1,355	967
Other Purchased Power	2,215	7,229	8,598	14,291
CAISO Purchases/Sales, net	2,577	(277)	2,479	(571)
Total Net Purchased Power	9,488	11,860	19,714	22,992

Delivery from DWR	2,831	2,927	5,920	6,372

Delivery to Direct Access Customers	1,341	1,550	2,669	3,059

Other (includes energy loss)	(994)	(1,883)	(2,098)	(2,740)

Total Electric Energy Delivered	20,730	21,068	40,233	41,849

Diablo Canyon Performance
Overall capacity factor (including refuelings)	100%	92%	83%	81%
Refueling outage period	None	4/1/08-4/12/08	1/25/09-3/24/09	2/3/08-4/12/08
Refueling outage duration during the period (days)	None	11.4	58.0	68.9

Table 8: PG&E Corporation EPS Guidance

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability (1)
Tax refunds (2)	0.15	0.15
Recovery of hydro divestiture costs (3)	0.07	0.07
Accelerated work on gas system (4)	(0.16)	(0.14)

Estimated EPS on a GAAP Basis	$3.21	$3.33

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.35	$3.50

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in Accordance with GAAP.
2.	In June 2009, the Joint Committee of Taxation approved deferred gain treatment for power plant sales in 1998 and 1999. This amount recognizes the interest benefit related to the federal tax refund.
3.	On April 16, 2009, the CPUC authorized recovery of costs incurred in connection with efforts to determine the market value of hydroelectric generation facilities.
4.	Forecast costs to perform accelerated system-wide gas integrity surveys and associated remedial work.

Management's statements regarding 2009, 2010, and 2011 guidance for earnings from operations per common share for PG&E Corporation, estimated rate base for 2009, 2010, and 2011 and general sensitivities for 2009, 2010, and 2011 earnings, constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control.  Actual results may differ materially.  Factors that could cause actual results to differ materially include:

·	the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

·	the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

·
the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets, including the ability of the Utility and its counterparties to post or return collateral;

Table 8 (continued): PG&E Corporation EPS Guidance

·
the effect of weather, storms, earthquakes, floods, disease, other natural disasters, explosions, fires, accidents, mechanical breakdowns, disruption of information technology and computer systems, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

·	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

·
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

·
operating performance of the Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

·
whether the Utility can maintain the cost savings that it has recognized from operating efficiencies that it has achieved and identify and successfully implement additional sustainable cost-saving measures;

·	whether the Utility incurs substantial expense to improve the safety and reliability of its electric and natural gas systems;

·	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives that the Utility may earn in a timely manner;

·	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

·
the impact of changing wholesale electric or gas market rules, including the impact of future Federal Energy Regulatory Commission-ordered changes that will be incorporated into the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator to restructure the California wholesale electricity market;

·	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

·	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

·	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

·	the impact of environmental laws and regulations and the costs of compliance and remediation;

·	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

·	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

·	other factors and risks discussed in PG&E Corporation and Pacific Gas and Electric Company’s 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 9: Rate Base - Pacific Gas and Electric Company

	2008	2009	2010	2011
	Recorded	Estimated	Estimated	Estimated
Total Weighted Average Rate Base (in billions)	$18.2	$20.1 - $ 20.3	$22.1 - $ 22.4	$24.3 - $ 25.4

The rate base estimates for 2009, 2010, and 2011 and the forecast of capital expenditures that the estimates are based on are forward-looking statements that are subject to various risks and uncertainties, including whether the amount and timing of actual expenditures are consistent with the forecasted amount and timing. Actual results may differ materially. For a discussion of the factors that may affect future results, see Table 8.

Table 10: General Earnings Sensitivities for 2009, 2010, and 2011
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2009 Earnings Impact	Estimated 2010 Earnings Impact	Estimated 2011 Earnings Impact

Rate base	+/- $100 million change in rate base (1)	+/- $6 million	+/- $6 million	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $11 million	+/- $12 million	+/-$13 million

Share count	+/- 1% change in average shares	-/+ $0.03 per share	-/+ $0.03 per share	+/- $.04 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $0.01 per share	+/- $0.01 per share	+/-$.01 per share

1.    Assumes earning an 11.45% combined CPUC and FERC authorized weighted average return on 52% equity portion of capital structure.

These general earnings sensitivities that may affect 2009, 2010, and 2011 earnings are forward-looking statements that are based on various assumptions that may prove to be inaccurate.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 8.

Table 11: Cash Flow Sources and Uses
Year-to-Date 2009
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, December 31, 2008	$219

Sources of Cash
Cash from operations	$1,754
Proceeds from sale of assets	5
Decrease in restricted cash	15
Net proceeds from issuance of long-term debt	884
Net proceeds from issuance of short-term debt	499
Common stock issued	182
Other	7
$3,346

Uses of Cash
Capital expenditures	$2,077
Investments in and proceeds from nuclear decommissioning trusts, net	31
Repayments of commercial paper, net	47
Long-term debt matured	600
Energy recovery bonds matured	174
Common stock dividends paid	286
Other	12
$3,227

Cash and Cash Equivalents, June 30, 2009	$338

Source:  PG&E Corporation’s Condensed Consolidated Statement of Cash Flows included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 12: PG&E Corporation and Pacific Gas and Electric Company’s Consolidated Cash Position
Second Quarter, 2009 vs. 2008
(in millions)

	2009	2008	Change

Cash Flow from Operating Activities (YTD June 30)
PG&E Corporation	$104	$(26)	$130
Pacific Gas and Electric Company	1,650	2,274	(624)
	$1,754	$2,248	$(494)

Consolidated Cash Balance (at June 30)
PG&E Corporation	$180	$228	$(48)
Pacific Gas and Electric Company	158	69	89
	$338	$297	$41

Consolidated Restricted Cash Balance (at June 30)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company (1)	1,296	1,341	(45)
	$1,296	$1,341	$(45)

1. Includes $11 million and $19 million of restricted cash classified as Other Noncurrent Assets – Other in the Condensed Consolidated Balance Sheets at June 30, 2009 and 2008, respectively.

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarters ended June 30, 2009 and 2008.

Table 13: PG&E Corporation and Pacific Gas and Electric Company’s Long-Term Debt
Second Quarter 2009 vs. Year-End 2008
(in millions)

	Balance at
	June 30, 2009	December 31, 2008
PG&E Corporation
Convertible subordinated notes, 9.50%, due 2010	$252	$280
Less: current portion	(252)	-
Total convertible subordinated notes	-	280
Senior notes, 5.75%, due 2014	350	-
Unamortized discount	(2)	-
Total senior notes	348	280
Total PG&E Corporation long-term debt	348	280
Utility
Senior notes:
3.60% due 2009	-	600
4.20% due 2011	500	500
6.25% due 2013	400	400
4.80% due 2014	1,000	1,000
5.625% due 2017	700	700
8.25% due 2018	800	800
6.05% due 2034	3,000	3,000
5.80% due 2037	700	700
6.35% due 2038	400	400
6.25% due 2039	550	-
Less: current portion	-	(600)
Unamortized discount, net of premium	(28)	(22)
Total senior notes	8,022	7,478
Pollution control bonds:
Series 1996 C, E, F, 1997 B, variable rates(1), due 2026(2)	614	614
Series 1996 A, 5.35%, due 2016	200	200
Series 2004 A-D, 4.75%, due 2023	345	345
Series 2008 A-D, variable rates(3), due 2016 and 2026(4)	309	309
Series 2008 F and G, 3.75%(5), due 2018 and 2026	95	95
Total pollution control bonds	1,563	1,563
Total Utility long-term debt, net of current portion	9,585	9,041
Total consolidated long-term debt, net of current portion	$9,933	$9,321

(1) At June 30, 2009, interest rates on these bonds and the related loans ranged from 0.13% to 0.35%.
(2) Each series of these bonds is supported by a separate letter of credit which expires on February 24, 2012. Although the stated maturity date is 2026, each series will remain outstanding only if the Utility extends or replaces the letter of credit related to the series or otherwise obtains a consent from the issuer to the continuation of the series without a credit facility.

(3) At June 30, 2009, interest rates on these bonds and the related loans ranged from 0.18% to 0.30%.
(4) Each series of these bonds is supported by a separate direct-pay letter of credit which expires on October 29, 2011. The Utility may choose to provide a substitute letter of credit for any series of these bonds, subject to a rating requirement.

(5) These bonds bear interest at 3.75% per year through September 19, 2010, are subject to mandatory tender on September 10, 2010, and may be remarketed in a fixed or variable rate mode.

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 14: PG&E Corporation and Pacific Gas and Electric Company Repayment Schedule and Interest Rates - Long-Term Debt and Energy Recovery Bonds as of June 30, 2009
(in millions, except interest rates)

	2009	2010	2011	2012		2013	Thereafter	Total
LONG-TERM DEBT:
PG&E Corporation
Average fixed interest rate	-	9.50%	-	-		-	5.75%	7.32%
Fixed rate obligations	$-	$252	$-	$-		$-	$350	$602
Utility
Average fixed interest rate	-	3.75%	4.20%	-		6.25%	6.01%	5.89%
Fixed rate obligations	$-	$95	$500	-		$400	$7,695	$8,690
Variable interest rate as of June 30, 2009	-	-	0.23%	0.23%		-	-	0.23%
Variable rate obligations	$-	$-	$308 (1)	$614	(2)	$-	$-	$922
Total consolidated long-term debt	$-	$347	$808	$614		$400	$8,045	$10,214

(1) These bonds, due in 2016-2026, are backed by a direct-pay letter of credit which expires on October 29, 2011. The bonds will be subject to a mandatory redemption unless the letter of credit is extended or replaced or the issuer consents to the continuation of these series without a credit facility. Accordingly, the bonds have been classified for repayment purposes in 2011.

(2) The $614 million pollution control bonds, due in 2026, are backed by letters of credit which expire on February 24, 2012. The bonds will be subject to a mandatory redemption unless the letters of credit are extended or replaced. Accordingly, the bonds have been classified for repayment purposes in 2012.

ENERGY RECOVERY BONDS (1):	2009	2010	2011	2012	Total
Utility
Average fixed interest rate	4.43%	4.49%	4.59%	4.66%	4.56%
Energy recovery bonds	$196	$ 386	$404	$ 423	$1,409

(1)  These bonds were issued by PG&E Energy Recovery Funding LLC (“PERF”), a wholly owned consolidated subsidiary of Pacific Gas and Electric Company.  The proceeds were used by PERF to purchase from Pacific Gas and Electric Company the right, known as "recovery property," to be paid a specified amount from a dedicated rate component.  While PERF is a wholly owned subsidiary of Pacific Gas and Electric Company, it is legally separate from Pacific Gas and Electric Company.  The assets, including recovery property, of PERF are not available to creditors of PG&E Corporation or Pacific Gas and Electric Company, and recovery property is not legally an asset of PG&E Corporation or Pacific Gas and Electric Company.

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 15: Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

Cost of Capital 2008
CPUC proceeding to establish capital structure and cost of capital for the California investor-owned electric utilities.  The CPUC issued a final decision on December 20, 2007, maintaining the Utility’s authorized return on equity (“ROE”) at 11.35% and its common equity ratio at 52%.
A.07-05-008 D.07-12-049
Three-Year Cost of Capital Mechanism
On May 29, 2008, the CPUC adopted a uniform three-year cost of capital mechanism to replace the annual cost of capital proceeding.  The Utility’s cost of capital, including an 11.35% ROE, is set until 2011 and will be changed before 2011 only if the annual automatic adjustment mechanism established by the CPUC is triggered.

D.08-05-035
Proposed Electric Distribution Reliability Program (Cornerstone Improvement Program)
The Utility has requested the CPUC to authorize $2.1 billion in capital expenditures and operating and maintenance expense associated with the Utility’s proposed electric distribution reliability program over a six-year period beginning in 2010 through 2016.  The requested amounts are incremental to amounts previously authorized for recovery in the 2007 General Rate Case and are incremental to amounts the Utility intends to request in its 2011 General Rate Case. Hearings have been scheduled to begin in August 2009 with a final decision scheduled to be issued in January 2010.

A.08-05-023
SmartGrid Order Instituting Rulemaking	CPUC proceeding to consider the development of SmartGrid technologies in California.	R.08-12-009
Energy Efficiency Order Instituting Rulemaking Post-2005
CPUC proceeding to establish incentive ratemaking mechanisms for implementation of the utilities’ energy efficiency programs and to resolve the utilities’ claims for 2006-2008 shareholder incentives.   On May 21, 2009, the CPUC was asked to approve a proposed settlement agreement that would resolve the utilities’ incentive claims based on 2006-2008 program performance.  A CPUC decision is expected by December 2009.

R.09-01-019 D.08-12-059
Photovoltaic Program
The Utility has requested the CPUC to approve a proposal to develop up to 250 MW of Utility-owned renewable generation resources based on solar photovoltaic (“PV”) technology and to execute power purchase agreements for up to 250 MW of PV projects to be developed by independent power producers.

A.09-02-019
Retirement Plan Contribution Application
The Utility requested the CPUC approve a ratemaking mechanism to annually adjust gas and electric revenue requirements beginning in 2011 (outside of the 2011 General Rate Case) to ensure timely recovery of contributions to the Utility’s retirement plan. On July 31, 2009, the Utility and other parties requested the CPUC to approve an all-party settlement that would provide fixed pension-related revenue requirements for 2011, 2012 and 2013.

A.09-03-003

Table 15 (continued): Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

SmartMeterTM Program Upgrade Application	On March 12, 2009, the CPUC approved the Utility’s request to upgrade elements of the SmartMeterTM program and to recover additional costs of $466.8 million related to the upgrade program.	A.07-12-009 D.09-03-026
Request for New Generation Offers and Potential New Utility-Owned Generation
The Utility has developed a shortlist of participants who responded to the Utility’s request for offers solicitation for 800 to 1,200 megawatts of dispatchable and operationally flexible new generation resources to be on-line no later than May 2015.  The Utility anticipates executing contracts and requesting CPUC approval of the executed contracts in the second half of 2009.

R.06-02-013 A.09-04-001
Application to Recover Hydroelectric Generation Facility Divestiture Costs
On April 16, 2009, the CPUC authorized the Utility to recover approximately $47 million, including approximately $12 million of interest, of costs incurred in connection with the Utility’s efforts to determine the market value of its hydroelectric generation facilities in 2000 and 2001.
A.08-04-022 D.09-04-033
Transmission Owner 11 Rate Case
On June 18, 2009, the FERC approved the settlement in the Utility’s Transmission Owner (“TO”) 11 rate case that set a retail base transmission revenue requirement of $776 million, effective March 1, 2009.

ER08-1318-000
Transmission Owner 12 Rate Case
On July 30, 2009, the Utility filed its TO 12 rate case at the FERC, requesting a retail transmission revenue requirement of $946 million, with rates likely to be effective March 1, 2010. A final decision is expected in the second or third quarter of 2010.

ER09-1521-000
2011 General Rate Case
On July 20, 2009, the Utility submitted to the CPUC’s Division of Ratepayer Advocates a draft of the Utility’s 2011 General Rate Case (“GRC”) application along with a notice indicating that the Utility intends to file the application by December 1, 2009.  In the 2011 GRC, the CPUC will determine the amount of base revenues that the Utility may collect in rates to recover costs for the Utility’s gas and electric distribution and electric generation operations for the period from 2011 to 2013. A CPUC decision is expected to be issued by the end of 2010.

Application to be filed in December 2009

Discussion of these regulatory cases is included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2008.

Table 16: PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Revenues
Electric	$2,554	$2,645	$4,980	$5,159
Natural gas	640	933	1,645	2,152
Total operating revenues	3,194	3,578	6,625	7,311
Operating Expenses
Cost of electricity	883	1,097	1,766	2,124
Cost of natural gas	188	487	745	1,262
Operating and maintenance	1,038	991	2,097	2,027
Depreciation, amortization, and decommissioning	429	419	848	821
Total operating expenses	2,538	2,994	5,456	6,234
Operating Income	656	584	1,169	1,077
Interest income	17	33	26	59
Interest expense	(178)	(185)	(359)	(372)
Other income, net	22	5	40	10
Income Before Income Taxes	517	437	876	774
Income tax provision	125	140	240	250
Net Income	392	297	636	524
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$388	$293	$629	$517
Weighted Average Common Shares Outstanding, Basic	368	356	366	355
Weighted Average Common Shares Outstanding, Diluted	369	357	367	356
Net Earnings Per Common Share, Basic	$1.03	$0.80	$1.68	$1.42
Net Earnings Per Common Share, Diluted	$1.02	$0.80	$1.67	$1.42
Dividends Declared Per Common Share	$0.42	$0.39	$0.84	$0.78

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 17: PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	June 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$338	$219
Restricted cash	1,285	1,290
Accounts receivable:
Customers (net of allowance for doubtful accounts of $77 million in 2009 and $76 million in 2008)	1,481	1,751
Accrued unbilled revenue	757	685
Regulatory balancing accounts	1,304	1,197
Inventories:
Gas stored underground and fuel oil	107	232
Materials and supplies	204	191
Income taxes receivable	171	120
Prepaid expenses and other	781	718
Total current assets	6,428	6,403
Property, Plant, and Equipment
Electric	29,580	27,638
Gas	10,387	10,155
Construction work in progress	1,523	2,023
Other	13	17
Total property, plant, and equipment	41,503	39,833
Accumulated depreciation	(13,904)	(13,572)
Net property, plant, and equipment	27,599	26,261
Other Noncurrent Assets
Regulatory assets	5,969	5,996
Nuclear decommissioning funds	1,740	1,718
Other	461	482
Total other noncurrent assets	8,170	8,196
TOTAL ASSETS	$42,197	$40,860

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 17 (continued): PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	June 30, 2009	December 31, 2008
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$743	$287
Long-term debt, classified as current	252	600
Energy recovery bonds, classified as current	378	370
Accounts payable:
Trade creditors	863	1,096
Disputed claims and customer refunds	1,552	1,580
Regulatory balancing accounts	611	730
Other	367	343
Interest payable	842	802
Deferred income taxes	424	251
Other	1,400	1,567
Total current liabilities	7,432	7,626
Noncurrent Liabilities
Long-term debt	9,933	9,321
Energy recovery bonds	1,031	1,213
Regulatory liabilities	3,838	3,657
Pension and other postretirement benefits	2,177	2,088
Asset retirement obligations	1,539	1,684
Income taxes payable	9	35
Deferred income taxes	3,816	3,397
Deferred tax credits	91	94
Other	2,133	2,116
Total noncurrent liabilities	24,567	23,605
Commitments and Contingencies
Equity
Shareholders’ Equity
Preferred stock, no par value, authorized 80,000,000 shares, $100 par value, authorized 5,000,000 shares, none issued	-	-
Common stock, no par value, authorized 800,000,000 shares, issued 368,841,539 common and 673,491 restricted shares in 2009 and issued 361,059,116 common and 1,287,569 restricted shares in 2008	6,219	5,984
Reinvested earnings	3,934	3,614
Accumulated other comprehensive loss	(207)	(221)
Total shareholders’ equity	9,946	9,377
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	10,198	9,629
TOTAL LIABILITIES AND EQUITY	$42,197	$40,860

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 18: PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Six Months Ended
	June 30,
	2009	2008
Cash Flows from Operating Activities
Net income	$636	$524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	944	902
Allowance for equity funds used during construction	(47)	(32)
Deferred income taxes and tax credits, net	377	346
Other changes in noncurrent assets and liabilities	(46)	493
Effect of changes in operating assets and liabilities:
Accounts receivable	198	(68)
Inventories	113	(57)
Accounts payable	(143)	121
Income taxes receivable/payable	161	21
Regulatory balancing accounts, net	(228)	(351)
Other current assets	10	431
Other current liabilities	(224)	(79)
Other	3	(3)
Net cash provided by operating activities	1,754	2,248
Cash Flows from Investing Activities
Capital expenditures	(2,077)	(1,712)
Proceeds from sale of assets	5	12
Decrease (increase) in restricted cash	15	(7)
Proceeds from nuclear decommissioning trust sales	954	636
Purchases of nuclear decommissioning trust investments	(985)	(665)
Other	7	-
Net cash used in investing activities	(2,081)	(1,736)
Cash Flows from Financing Activities
Net repayments under revolving credit facility	-	(250)
Net repayments of commercial paper, net of discount of $3 million in 2009 and $2 million in 2008	(47)	(114)
Proceeds from issuance of short-term debt, net of issuance costs of $1 million in 2009	499	-
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $16 million in 2009 and $2 million in 2008	884	598
Long-term debt matured or repurchased	(600)	(454)
Energy recovery bonds matured	(174)	(165)
Common stock issued	182	82
Common stock dividends paid	(286)	(267)
Other	(12)	10
Net cash provided by (used in) financing activities	446	(560)
Net change in cash and cash equivalents	119	(48)
Cash and cash equivalents at January 1	219	345
Cash and cash equivalents at June 30	$338	$297

Table 18 (continued): PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(298)	$(260)
Income taxes, net	201	60
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$155	$140
Capital expenditures financed through accounts payable	245	180
Noncash common stock issuances	39	6

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 19: Pacific Gas and Electric Company
Condensed Consolidated Statements of Income
(in millions)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Revenues
Electric	$2,554	$2,645	$4,980	$5,159
Natural gas	640	933	1,645	2,152
Total operating revenues	3,194	3,578	6,625	7,311
Operating Expenses
Cost of electricity	883	1,097	1,766	2,124
Cost of natural gas	188	487	745	1,262
Operating and maintenance	1,037	991	2,096	2,027
Depreciation, amortization, and decommissioning	429	418	848	820
Total operating expenses	2,537	2,993	5,455	6,233
Operating Income	657	585	1,170	1,078
Interest income	17	33	26	57
Interest expense	(166)	(178)	(339)	(358)
Other income, net	15	7	36	26
Income Before Income Taxes	523	447	893	803
Income tax provision	132	134	263	254
Net Income	391	313	630	549
Preferred stock dividend requirement	4	4	7	7
Income Available for Common Stock	$387	$309	$623	$542

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 20: Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	June 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$158	$52
Restricted cash	1,285	1,290
Accounts receivable:
Customers (net of allowance for doubtful accounts of $77 million in 2009 and $76 million in 2008)	1,481	1,751
Accrued unbilled revenue	757	685
Related parties	1	2
Regulatory balancing accounts	1,304	1,197
Inventories:
Gas stored underground and fuel oil	107	232
Materials and supplies	204	191
Income taxes receivable	120	25
Prepaid expenses and other	775	705
Total current assets	6,192	6,130
Property, Plant, and Equipment
Electric	29,580	27,638
Gas	10,387	10,155
Construction work in progress	1,523	2,023
Total property, plant, and equipment	41,490	39,816
Accumulated depreciation	(13,893)	(13,557)
Net property, plant, and equipment	27,597	26,259
Other Noncurrent Assets
Regulatory assets	5,969	5,996
Nuclear decommissioning funds	1,740	1,718
Related parties receivable	26	27
Income taxes receivable	18	-
Other	382	407
Total other noncurrent assets	8,135	8,148
TOTAL ASSETS	$41,924	$40,537

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 20 (continued): Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	June 30, 2009	December 31, 2008
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$743	$287
Long-term debt, classified as current	-	600
Energy recovery bonds, classified as current	378	370
Accounts payable:
Trade creditors	863	1,096
Disputed claims and customer refunds	1,552	1,580
Related parties	11	25
Regulatory balancing accounts	611	730
Other	366	325
Interest payable	836	802
Income tax payable	-	53
Deferred income taxes	430	257
Other	1,201	1,371
Total current liabilities	6,991	7,496
Noncurrent Liabilities
Long-term debt	9,585	9,041
Energy recovery bonds	1,031	1,213
Regulatory liabilities	3,838	3,657
Pension and other postretirement benefits	2,127	2,040
Asset retirement obligations	1,539	1,684
Income taxes payable	3	12
Deferred income taxes	3,859	3,449
Deferred tax credits	91	94
Other	2,093	2,064
Total noncurrent liabilities	24,166	23,254
Commitments and Contingencies
Shareholders’ Equity
Preferred stock without mandatory redemption provisions:
Nonredeemable, 5.00% to 6.00%, outstanding 5,784,825 shares	145	145
Redeemable, 4.36% to 5.00%, outstanding 4,534,958 shares	113	113
Common stock, $5 par value, authorized 800,000,000 shares, issued 264,374,809 shares in 2009 and 2008	1,322	1,322
Additional paid-in capital	2,986	2,331
Reinvested earnings	6,403	6,092
Accumulated other comprehensive loss	(202)	(216)
Total shareholders’ equity	10,767	9,787
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,924	$40,537

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Table 21: Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Six Months Ended
	June 30,
	2009	2008
Cash Flows from Operating Activities
Net income	$630	$549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	932	902
Allowance for equity funds used during construction	(47)	(32)
Deferred income taxes and tax credits, net	368	316
Other changes in noncurrent assets and liabilities	(34)	480
Effect of changes in operating assets and liabilities:
Accounts receivable	199	(66)
Inventories	113	(57)
Accounts payable	(140)	123
Income taxes receivable/payable	64	57
Regulatory balancing accounts, net	(228)	(351)
Other current assets	10	429
Other current liabilities	(220)	(73)
Other	3	(3)
Net cash provided by operating activities	1,650	2,274
Cash Flows from Investing Activities
Capital expenditures	(2,077)	(1,712)
Proceeds from sale of assets	5	12
Decrease (increase) in restricted cash	15	(7)
Proceeds from nuclear decommissioning trust sales	954	636
Purchases of nuclear decommissioning trust investments	(985)	(665)
Net cash used in investing activities	(2,088)	(1,736)
Cash Flows from Financing Activities
Net repayments under revolving credit facility	-	(250)
Net repayments of commercial paper, net of discount of $3 million in 2009 and $2 million in 2008	(47)	(114)
Proceeds from issuance of short-term debt, net of issuance costs of $1 million in 2009	499	-
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $12 million in 2009 and $2 million in 2008	538	598
Long-term debt matured or repurchased	(600)	(454)
Energy recovery bonds matured	(174)	(165)
Preferred stock dividends paid	(7)	(7)
Common stock dividends paid	(312)	(284)
Equity contribution	653	50
Other	(6)	16
Net cash provided by (used in) financing activities	544	(610)
Net change in cash and cash equivalents	106	(72)
Cash and cash equivalents at January 1	52	141
Cash and cash equivalents at June 30	$158	$69

Table 21 (continued): Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(286)	$(246)
Income taxes, net	70	60
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$245	$180

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.